SEVERANCE, CHANGE OF CONTROL AND NONCOMPETITION AGREEMENT


             THIS SEVERANCE, CHANGE OF CONTROL AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 21st day of May, 1997, by and between Newco, Inc., a Wisconsin corporation (the "Company"), and Richard G. Mueller (the "Employee"), and joined in by Swing-N-Slide Corp., a Delaware corporation and the parent corporation of the Company ("SNSC").

                              W I T N E S S E T H:

             WHEREAS, the Employee is an officer and a key employee of the Company; and

             WHEREAS, the Employee and the Company desire to enter into this Agreement to provide for the payment of certain benefits to the Employee if the Employee's employment with the Company is terminated under certain circumstances, including a termination following a change of control of the Company or SNSC.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             1. Definitions. The capitalized terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

                  a. "Change of Control" means the occurrence of any of the following events:

                       (1) any Person or group of Persons acting in concert become the beneficial owner, directly or indirectly, or otherwise possess the voting rights of securities representing in excess of fifty percent (50%) of the voting securities of the Company or SNSC, except for SNSC, GreenGrass Holdings, a Delaware general partnership ("GreenGrass Holdings"), GreenGrass Capital LLC, a Delaware limited liability company ("Capital") (sometimes referred to herein individually as a "Permitted Holder" and collectively as the "Permitted Holders");

                       (2) SNSC or the Company sells or otherwise disposes of all or substantially all of its assets other than to an entity which is a Permitted Holder;

                       (3) Persons who, at the beginning of any twelve (12) consecutive month period, constitute the Board of Directors of the Company or SNSC cease, at the end of such period, to constitute a majority of the Board of Directors of the Company or SNSC, as the case may be; or

                       (4) SNSC or the Company merges with or into any other Person unless the surviving corporation in the merger is a Permitted Holder.

                  b. "Good Reason" means any of the following: (1) reduction in the amount of or material change in terms of payment of the Employee's base salary; (2) material reduction in the Employee's perquisites or other benefits (other than any incentive bonus and reduction in benefits generally applicable to all employees of the Company); (3) relocation of the Employee's primary place of employment to a location more than thirty-five (35) miles from the Company's main office on the date hereof; (4) reassignment to a position of lesser rank or status; (5) breach by the Company of this Agreement or any other material agreement between the Employee and the Company not cured within ten (10) days after notice; or (6) any reason or no reason at all in the event of a Change of Control and the Employee agrees to continue, and does so continue, his employment with the Company for a period of at least one year following the date of the Change of Control (provided that notice of termination of his employment with the Company is delivered by the Employee within thirty (30) days after expiration of such one-year period).

                  c. "Just Cause" means any of the following, provided that any such occurrence has a substantial and adverse effect on the
        Company: (1) conviction for, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (2) commission of any act of personal dishonesty or fraud involving personal profit in connection with the Employee's employment by the Company; (3) willful misconduct or gross negligence on the part of the Employee in the conduct of his duties on behalf of the Company; (4) habitual absenteeism after written notice, chronic alcoholism, or any other form of addiction on the part of the Employee; (5) willful disclosure of confidential information or trade secrets of the Company or SNSC; or (6) actions undertaken for the purpose of aiding a competitor of the Company or SNSC.

                  d. "Permanent Disability" means that the Employee is unable by reason of accident or illness (including mental illness) to perform the material duties of his regular position with the Company and not expected to recover from his disability within a period of six (6) months from the commencement of the disability. If at any time the Employee claims or is claimed to be Permanently Disabled, a physician acceptable to both the Employee, or his personal representative, and the Company (which acceptances shall not be unreasonably withheld) shall be retained by the Company and shall examine the Employee. The Employee shall cooperate fully with the physician. If the physician determines that the Employee is Permanently Disabled, the physician shall deliver to the Company a certificate certifying both that the Employee is permanently disabled and the date upon which the condition of permanent disability commenced. The determination of the physician shall be conclusive.

                  e. "Person" means any individual or any partnership, limited liability company, corporation, joint venture, trust, or other entity, and the heirs, personal representatives, successors, and assigns of the "Person" when the context so permits.

                  f. "Severance Period" means the period of time beginning with the Termination Date and ending on the 18-month anniversary of the Termination Date.

                  g. "Termination Date" means the date upon which the Employee's employment with the Company is terminated.

             2. Severance Benefits. In the event that the Employee's employment with the Company is terminated by reason of the death or Permanent Disability of the Employee or is terminated by the Company without Just Cause or is terminated by the Employee for Good Reason, the Employee shall be entitled to receive the following:

                  a. a lump sum cash payment equal to 150% of the Employee's base salary for the calendar year immediately prior to such termination or, at the Employee's option, continuation of the Employee's salary during the Severance Period (which salary shall be no less than the amount of the Employee's salary as of February 15,
        1997);

                  b. payment of an amount equal to the Employee's performance bonus earned, if any, for the fiscal year immediately preceding the Termination Date;

                  c. continuation of coverage for the Employee and any dependents previously covered under the group health, group life, group long-term disability, individual long-term disability and similar group insurance plans, if any, maintained by the Company, at no cost to the Employee, until expiration of the Severance Period (provided, that if such continued participation is precluded by the provisions of such plans or by applicable law, the Company shall provide the Employee with comparable benefits of equal value), and execution of this Agreement by the Employee shall not be considered a waiver of any rights or entitlements he may have under applicable law to continuation of coverage under the group health plan maintained by the Company;

                  d. termination of any restrictions imposed by GreenGrass Holdings or its Affiliates on the sale, transfer, or other disposition of SNSC's stock owned directly by the Employee or owned indirectly by the Employee through GreenGrass Management LLC or GreenGrass Holdings (subject to the Employee giving SNSC at least three (3) business days advance notice of his intent to sell a certain number of shares of such stock and an option for SNSC to purchase all of said shares on the fourth (4th) business day after notice, the purchase price of which shall be the highest closing price of the three (3) preceding business days without deduction for brokerage commission or other expenses);

                  e.   full vesting of options to purchase stock of SNSC; and

                  f. right to a redemption, in the sole and absolute discretion of the Employee, of any or all options to purchase stock of SNSC that are vested in the Employee in exchange for a payment of cash in the amount of the value of such stock options, determined by multiplying the applicable number of shares of common stock covered by such options by the difference between the then fair market value of such shares and the exercise price for the shares under the stock options.

             3. Payment. Except as otherwise provided in this Agreement, any amounts due to the Employee hereunder shall be payable in cash within thirty (30) days after the Termination Date. The Employee may elect, in his sole and absolute discretion, to receive any salary continuation payments in equal installments on each regular payroll date of the Company after the Termination Date. Notwithstanding any provision contained herein to the contrary, any performance bonus payable to the Employee hereunder may, at the option of either the Employee or the Company, be paid one-half (1/2) within thirty (30) days after the Termination Date and the balance within ninety (90) days after the Termination Date.

             4. Deduction and Withholding. All benefits payable to or on behalf of the Employee pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by the Employee but not less than required by applicable law.

             5. Death. In the event of the Employee's death, any amount payable or distributable to the Employee pursuant hereto from rights and benefits accrued to and through the date of his death shall be paid at the time or times indicated in such Section to the beneficiary designated by the Employee for purposes of his group term life insurance coverage with the Company and, if no beneficiary is designated for such purposes, to the Employee's estate. Unless the Employee's designated beneficiary for purposes of his group term life insurance coverage is his spouse, no base salary or annual bonus payment shall be due or payable to the Employee's surviving spouse under this Agreement and all such payments shall be made to his estate.

             6. Other Benefits. The benefits provided under this Agreement shall be in addition to, and not in derogation or diminution of, any benefits that the Employee may be entitled to receive under any other plan or program now or hereafter maintained by the Company or SNSC.

             7. Exercise of Stock Options. Unless a different exercise period is required or permitted upon termination of employment by the terms and conditions of the governing stock option plan, any and all stock options that are vested in the Employee under stock option plans adopted by the Company on or after the date of this Agreement must be exercised within ninety (90) days after the Termination Date. In the event that any such stock option is not exercised within such 90-day period, the stock option shall terminate and no longer be of any effect. Notwithstanding the foregoing, the parties acknowledge and agree that any and all options to purchase the stock of SNSC granted to the Employee under the 1992 Swing-N-Slide Corp. Stock Program are to be considered fully vested and may be exercised by the Employee at any time prior to the latest date that such particular options are scheduled to expire in accordance with their terms.

             8. Covenant Not to Compete. The Employee hereby agrees that he will not, during the period of his employment with the Company and for a period of one (1) year thereafter, as proprietor, partner, member, shareholder (directly or indirectly owning or controlling 5% or more of any class of stock), employee, consultant, agent, or otherwise, on his own behalf or on behalf of another person, do any of the following in competition with the Company or SNSC, without the prior written consent of the Company:

                  a. solicit or assist in the solicitation of customers of the Company or SNSC;

                  b. render or assist in rendering services to customers of the Company or SNSC; or

                  c. divert or attempt to divert any customer's business from the Company or SNSC, or otherwise interfere with the business relationship between the Company or SNSC and any of their respective customers, employees, or suppliers.

             Notwithstanding the foregoing, this Agreement shall not in any event be construed to prevent the Employee from earning a living utilizing his skills in any businesses which may, as an incident to a business or activity significantly different from the business of the Company or SNSC, make or sell some products or provide some services which may in some degree compete with the business of the Company or SNSC. However, nothing in this Section 8 shall be deemed to permit the Employee to accept employment with companies or divisions thereof which then or thereafter will directly compete in a major way with the business of the Company or SNSC with which the Employee was involved or had access to information while employed by the Company.

             9. Confidential Information. The Employee agrees that he will not, while he is employed by the Company or thereafter, disclose to any person to whom he is not otherwise authorized to do so by the Company (an "Unauthorized Person"), or use for his own account, any information (the "Confidential Information"), whether or not reduced to written or other tangible form, in which the Company or SNSC has a legally protectible interest by virtue of the following:

                  a. such information is not generally known in the industry;

                  b. the Employee has had access to (or, either alone or in cooperation with others, originated or developed) such information during his employment with the Company;

                  c. such information has been treated by the Company or SNSC as confidential;

                  d. such information relates to the business of the Company or any of SNSC; or

                  e. such information is of competitive advantage to the Company or SNSC, or any of their subsidiaries.

             Confidential Information for which the Employee has first secured the written consent of the Company for its disclosure or use, and Confidential Information which becomes generally known in the industry, or which otherwise ceases to be legally protectible (other than by the Employee's breach of this Agreement), shall cease to be subject to the restrictions set forth in this Section 9. Notwithstanding anything contained herein to the contrary, this Section 9 prohibits only the use and disclosure of Confidential Information and shall not be construed as limiting the Employee's right to undertake any other employment or business activity. The Employee shall be prohibited from competing with the Company only as provided in Section 8 above.

             10. Termination With Just Cause or Without Good Reason. Notwithstanding any provision contained herein to the contrary, in the event that the Employee's employment with the Company is terminated by the Company with Just Cause or terminated by the Employee without Good Reason, the Employee shall not be entitled to any of the benefits identified in
   Section 2 of this Agreement, and shall be entitled to receive only those benefits that the Employee would otherwise be entitled to receive under any other agreements entered into by the Employee and the Company or under applicable law.

             11. Rights in the Event of Dispute. If a claim or dispute arises concerning the rights of the Employee or his beneficiary (either or both of whom are hereinafter referred to as the "claimant") under this Agreement, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs and ordinary and necessary out-of-pocket costs of attorneys' billed to and payable by the claimant in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling such claim or dispute; provided, however, that the Company shall not be obligated to pay such expenses unless and until final resolution of such claim or dispute with the claimant being entitled to a substantial part of the rights claimed by him.

             12.  General Provisions.

                  a. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given (i) when delivered in person or (ii) when telecopied (at the date and time indicated on the receipt of transmission if such day is a business day, and if not, at 9 a.m. on the following business day) with hard copy delivered by hand or deposited in the United States mail postage prepaid, registered or certified mail, on or before two
        (2) business days after its delivery by telecopy, or (iii) three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or (iv) two (2) business days after delivery to a nationally recognized express courier, expenses prepaid, addressed to the appropriate party as follows: to the Employee at his address on file with the Company; or to the Company, c/o Swing-N-Slide Corp., 1212 Barberry Drive, Janesville, Wisconsin 53545, telecopier number (608) 755-4763,
        Attention: Chairman; and with a copy to Foley & Lardner, 150 East Gilman Street, Madison, Wisconsin 53703, Attention: Joseph P. Hildebrandt.

                  b. Nothing herein shall be construed as an agreement to continue the employment by the Company of the Employee.

                  c. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any and all prior understandings, representatives, negotiations, and agreements with respect thereto (including, without limitation, that certain Amended and Restated Transitional Compensation and Severance Agreement dated February 10, 1995, by and between the Employee and the Company.)

                  d. No modification or amendment of any provision of this Agreement shall be effective unless in a written instrument executed by both parties. Either party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

                  e. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Newco. Without limiting the foregoing, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Newco, to expressly assume and agree to perform Newco's obligations under this Agreement in the same manner and to the same extent that Newco is required to perform them if no such succession had taken place. As used in this Agreement, "Newco" shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this Paragraph 12(e) or which otherwise becomes bound by all the terms and provisions of this Agreement as a matter of law. This Agreement shall inure to the benefit of, and shall be enforceable by, the Employee's heirs, legal representative or other successors in interest, but shall not otherwise be assignable or transferable.

                  f. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  g. The validity, interpretation, construction and enforceability of this Agreement shall be governed by the laws of the State of Wisconsin, without regard to conflicts of laws principles.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

   COMPANY:                           EMPLOYEE:

   NEWCO, INC.

                                      /s/ Richard G. Mueller
   By: /s/ Richard E. Ruegger         Richard G. Mueller
   Name: Richard E. Ruegger
   Title: Vice President


   SNSC:

   SWING-N-SLIDE CORP.


   By: /s/ Richard E. Ruegger
   Name: Richard E. Ruegger
   Title: Vice President


   APPROVED BY:

   COMPENSATION COMMITTEE OF SWING-N-SLIDE CORP.


   By: /s/ Caroline L. Williams
   Name: Caroline L. Williams
   Title: Chairperson, Compensation Committee